UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 17, 2006

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 North First Street
San Jose, California 95134
(Address of principal executive offices)

(408) 964-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
SIGNATURE

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

SANMINA-SCI UPDATES QUARTERLY GUIDANCE

SAN JOSE, Calif. — July 17, 2006 — Sanmina-SCI Corporation (Nasdaq NM: SANM, “the Company”), announced today that it expects its fiscal third quarter 2006 revenue to be $2.71 billion versus previously provided guidance of $2.7 to $2.8 billion, and said that the Company now expects non-GAAP earnings per share to be in the range of $0.06 to $0.07 versus previously provided guidance of $0.08 to $0.10 and prior quarter non-GAAP earnings per share of $0.06.

The shortfall in the Company’s financial results for the third quarter are attributed to a less favorable product mix, less than expected profitability in the computing business, and slower than anticipated improvement in the  enclosure business.

“While we are disappointed that our financial results for the fiscal third quarter fell short of our expectations, we believe we have taken the steps necessary to improve on our execution. The market conditions continue to improve and we feel that our short and long-term business model remains intact,” stated Chairman and Chief Executive Officer, Jure Sola.

Company Conference Call Information

Sanmina-SCI will hold an update conference call tomorrow, July 18, 2006 at 8:00 am EST (5:00 am PST).  The access numbers are: domestic 877-273-6760 and international: 706-634-6605.  The conference will be broadcast live over the Internet at www.sanmina-sci.com. A replay of this conference call will be available for 48-hours.  The access numbers are: domestic 800-642-1687 and international: 706-645-9291, access code: 3220216.

The Company will announce full financial results for fiscal 2006 third quarter on Wednesday, July 26, 2006 at 5:00 pm EST (2:00 pm PST). The access numbers are: domestic 877-273-6760 and international: 706-634-6605.  The conference will be broadcast live over the Internet at www.sanmina-sci.com.

Non-GAAP Financial Information

In computing non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), integration costs (consisting of costs associated with the integration of acquired businesses into our operations), impairment charges for goodwill and intangible assets, extraordinary gains or losses, non-cash interest and amortization expense and other infrequent or unusual items, to the extent material, which we consider to be of a non-operational nature in the applicable period.

We have furnished these non-GAAP financial measures because we believe they provide useful supplemental information to investors in that they eliminate certain financial items that are of a non-recurring, unusual or infrequent nature or are not related to the Company’s regular, ongoing business.  Our management also uses this information internally for forecasting, budgeting and other analytical purposes.  Therefore, the non-GAAP financial measures enable investors to analyze the core financial and operating performance of our Company and to facilitate period-to-period comparisons and analysis of operating trends.

Sanmina-SCI provides earnings guidance only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items.

The non-GAAP financial information presented in this release may vary from non-GAAP financial measures used by other companies.  In addition, non-GAAP financial information should not be viewed as a substitute for financial data prepared in accordance with GAAP

About Sanmina-SCI
Sanmina-SCI Corporation (NASDAQ: SANM) is a leading electronics contract manufacturer serving the fastest-growing segments of the global electronics manufacturing services (EMS) market. Recognized as a technology leader, Sanmina-SCI provides end-to-end manufacturing solutions, delivering superior quality and support to large OEMs primarily in the communications, defense and aerospace, industrial and medical instrumentation, computer technology and multimedia and consumer sectors. Sanmina-SCI has facilities strategically located in key regions throughout the world. Information about Sanmina-SCI is available at www.sanmina-sci.com.

Sanmina-SCI Safe Harbor Statement

The foregoing, including the discussion regarding the Company’s future prospects, contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the Company, changes in customer requirements and in the volume of sales to principal customers, the ability of Sanmina-SCI to effectively assimilate acquired businesses and achieve the anticipated benefits of its acquisitions, and competition and technological change. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the Company’s fiscal year 2005 Annual Report on Form 10-K filed on December 29, 2005 and the other reports, including quarterly reports on Form 10-Q and current reports on Form 8-K, that the Company files with the Securities Exchange Commission.

CONTACT:
Paige Bombino
Investor Relations
+ 408.964.3610

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

By:

/s/ David L. White
David L. White
Executive Vice President and
Chief Financial Officer

Date: July 17, 2006